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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

       Date of Report (Date of earliest event reported): December 1, 2004


                   FUTURES PORTFOLIO FUND LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)



       Maryland             000-50728                      52-1627106
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(State of Incorporation)   (Commission       ( IRS Employer Identification No.)
                            File No.)

                           c/o Steben & Company, Inc.
                          2099 Gaither Road, Suite 200
                            Rockville, Maryland 20850
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                (Address of Principal Executive Office)(zip code)

                                 (240) 631-9808
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               Registrant's telephone number, including area code:

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [  ]   Written communications pursuant to Rule 425 under the
                Securities Act (17 CFR 230.425)

         [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
                Act (17 CFR 240.14a-12)

         [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2004, Futures Portfolio Fund, Limited Partnership (the "Fund") entered into a trading advisory agreement (the "Agreement") with DKR Fusion Management, LP ("DKR Fusion"). DKR Fusion (formerly DKR Quantitative Strategies Management Co., L.P.), is a Delaware limited partnership with offices at 1281 East Main Street, Stamford, Connecticut 06902-3565. The Fund utilizes professional commodity trading advisors, including DKR Fusion, to engage in the trading of commodities. Pursuant to the Agreement, DKR Fusion acts as one of five professional trading advisors to the Fund. The Fund will pay DKR Fusion management fees based upon the assets under DKR Fusion's management in the amount of 2% per year, paid quarterly, as well as a 20% incentive fee, based on the "net new trading profits" derived from that portion of the Fund's assets under DKR Fusion's management.


Item 5.02 Appointment of Principal Officers

On December 1, 2004, Steben & Company, Inc., the General Partner of the Fund, appointed Michael Bulley Vice President, Research and Risk Management. Mr. Bulley was formerly Chief Financial Officer of the General Partner. Mr. Bulley is a Director and Corporate Secretary of Steben & Company, Inc. Additionally, Barbara Rittenhouse was designated Comptroller of the General Partner. Ms. Rittenhouse is a Director of the General Partner.

Michael D. Bulley (47) received his Bachelors Degree in Electrical Engineering from the University of Wisconsin - Madison in 1980 and his Masters in Business Administration with a concentration in Finance from Johns Hopkins University in 1998. Mr. Bulley is a staff instructor in financial modeling at Johns Hopkins School of Professional Studies in Business & Education. Prior to joining Steben & Company in December 2002, Mr. Bulley was CEO of Adaptive Digital Technologies, Inc., a telecommunications digital signal processor software development company from October 2001 to December 2002. From April 1999 to October 2001, Mr. Bulley was Vice President, Telecommunications Technology for TriCapital Corporation, a boutique investment banking and venture capital firm. From January 1981 to April 1999, Mr. Bulley served in various management positions at telecommunications and satellite communications companies, specifically Motorola, Loral Advanced Technology Laboratory, GTE Spacenet, Comsat RSI and RSI (Tri-Point Global). Mr. Bulley holds his Series 3, 28 and 30 NASD/NFA licenses and is a Financial Operations Principal, a Principal and an Associated Person of Steben & Company, Inc.

Barbara Rittenhouse, CPA (47) has 18 years of experience in corporate accounting and 7 years in financial planning. Ms Rittenhouse received her MS in Personal Financial Planning from Georgia State University in March 1997 and a BBA with a concentration in Accounting with Distinction from Emory University School of Business in 1979. Prior to joining Steben & Company in April 2004, Ms. Rittenhouse worked as a Financial Planner for the following firms: AXA Financial from April 2000 to March 2004, Consolidated Planning Corporation from April 1999 to January 2000 and Metlife Progressions from July 1997 to April 1999. From August 1984 to December 1996, Ms Rittenhouse was an accountant with Bellsouth Telecommunications as a Staff Manager and an internal auditor. From August 1979 to July 1984 Ms Rittenhouse was an accounts payable supervisor and cost accountant for Scientific Atlanta.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           Futures Portfolio Fund, Limited Partnership
                           By: Steben & Company, Inc.
                           General Partner

Date:  December 3, 2004    By: /s/  Kenneth E. Steben
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                               Kenneth E. Steben
                               President of the General Partner